TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

VIRTGAME CORP.

Proxy for Special Meeting of Stockholders to be held on                      , 2005

P R O X Y	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIRTGAME CORP.

The undersigned holder of shares of Common Stock of VirtGame Corp. hereby appoints Mark R. Newburg and Arnaldo F. Galassi, and each of them, as proxies of the undersigned, with full power of substitution, to act and to vote for and in the name, place and stead of the undersigned at the Special Meeting of Stockholders of VirtGame Corp. to be held at                                          at 9:00 a.m., local time, on                      , 2005 and at any and all postponements and adjournments thereof, according to the number of votes and as fully as the undersigned would be entitled to vote if personally present at such meeting, and particularly with respect to the proposals listed on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ITEMS 1, 2 AND 3.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENVELOPE PROVIDED.

IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

(Continued, and to be dated and signed, on the reverse side)

SEE REVERSE SIDE	SEE REVERSE SIDE

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-932-9931, 24 hours a day, 7 days a week. Enter ONLY the Control Number shown below. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available until 5:00 p.m. Pacific Daylight Time on 00, 2005.	Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 5:00 p.m. Pacific Daylight Time on 00, 2005.	Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Shareholder Communications, Wall Street Station, P.O. Box 1102, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card. Must receive your executed proxy card by 5 p.m. Pacific Daylight Time, on 00, 2005

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

THE DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

1.   Proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of February 19, 2005, by and among Mikohn Gaming Corporation d/b/a Progressive Gaming International Corporation, or Progressive, Viking Acquisition Sub, Inc., a wholly-owned subsidiary of Progressive, Viking Merger Subsidiary, LLC, a Delaware Limited Liability Company and wholly-owned subsidiary of Progressive, and VirtGame, and to approve the merger.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.   Proposal to approve an amendment to VirtGame’s Certificate of Incorporation to amend the Certificate of Designations of Series B Preferred Stock to delete section 7(c)(viii), which sets forth certain rights of the preferred stockholders of VirtGame in the event of a merger, sale of assets or recapitalization of VirtGame, from the Certificate of Designations.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.   Proposal to approve the adjournment or postponement of the special meeting to another time and date if such action is necessary for the board of directors to solicit additional proxies in favor of proposals 1 and 2.

		FOR ☐	AGAINST ☐	ABSTAIN ☐
	Mark here for address change and note below				☐

Date , 2005

Signature(s) of Stockholders

Unless voting by telephone or Internet, this proxy
should be dated, signed by the stockholder as his or
her name appears hereon, and returned promptly in
the enclosed envelope. When there is more than one
owner, all must sign. When signing as an attorney,
executor, administrator, guardian, corporate officer
or partner, sign full title as such. If a corporation,
please sign in full corporate name by a duly
authorized person. If a partnership, please sign in
partnership name by a duly authorized person.